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                                                                   Exhibit 10.4

                                 LEASE AGREEMENT


BETWEEN       : ROSHANESS INC.
                119 De Touraine
                St. Lambert, P.Q.
                J3Y 5T6



AND           : KLAASCO Div. Fibre Mobile Ltee
                4400 boul. Poirier
                Ville St. Laurent, P.Q.
                H4R 2C5


1.       TERM OF LEASE

         The term of this Lease shall be for THIRTY TWO (32) months commencing on the first day of April 1997 and shall terminate on the thirty first day of January 2000 unless sooner terminated under the provisions hereof.

2.       USE OF PROPERTY

         Tenant covenants that the premises shall be used solely for the purpose of offices, warehousing, manufacture and assembly.

3.       NET RENT

         Tenant covenants and agrees to pay to Landlord in lawful money of Canada without deduction, abatement or set off, an annual base rent of THIRTY-SIX THOUSAND DOLLARS (36,000.00$) payable in equal consecutive monthly instalments of THREE THOUSAND DOLLARS (3,000.00$) plus 7% G.S.T. and 7.5% P.S.T. each in advance on the first day of each month during the term hereof for premises located at 3848 St. Jacques Ouest, Montreal, P.Q.

         The rent as herein provided shall be paid to Landlord and/or its nominee at 119 De Touraine, St. Lambert, P.Q. J3Y 5T6 or at such other place in Canada as shall be designated by Landlord in writing to Tenant.


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4.       TAXES

         Within thirty (30) days of receipt from the Landlord of a written statement of the taxes set out in this paragraph the Tenant will in each and every year during the term of this Lease pay to the Landlord, property taxes, municipal taxes, school taxes, ecclesiastical taxes, rates including local improvement rates, duties and assessments that may be levied, rated, charged or assessed against the building and/or all equipment and facilities thereon or therein, and/or the land appurtenant land on which the building is situated, and/or any property on or in the building owned or brought thereon or therein by Landlord or Tenant, and any and every of its assignees or subTenants and its and their respective officers, agents, employees, servant, visitors or licensees and/or against Landlord or Tenant in respect thereof, whether such taxes, rates, duties or assessments are charged by a municipal, parliamentary, school, or any other body of competent jurisdiction. Up;on payment by the Tenant as provided for in this paragraph, the Landlord will pay and will indemnify and keep indemnified the Tenant from and against any and every tax, rate, charge, duty and assessment referred to in this paragraph with respect to the building and the lands appurtenant thereto.

         The taxes and local improvement rates in respect of the first and last years of the term hereby leased shall be adjusted between Landlord and Tenant.

5.       INSURANCE

         The Tenant shall, at its expense, procure and maintain at all times during the continuance of the Lease, such insurance as will protect the Tenant and the Landlord from any claim for personal injury including death, and for property damage in any way arising out of or attributable to the exercise by the Tenant, or others, of any of the privileges or rights therein granted. This insurance shall provide a combined limit of $1,000,000.00 for personal injury and property damage and shall extend to cover any liability assumed by the Tenant under this Lease. The Tenant shall forward to the Landlord a certificate of insurance and evidence of renewals thereof during the continuance of this Lease. The Tenant hereby agrees and understands that the placing of such insurance shall in no way relieve the Tenant from any obligation assumed under this Lease.

6.       UTILITIES

         The Tenant shall pay for its electricity, water, heat, gas, telephone, pest control, garbage removal and all public utilities with respect to the Leased Premises.

7.       HEATING

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         The Tenant shall pay the cost to keep the Leased Premises suitably heated during the customary heating season.

8.       FAILURE OF TENANT TO PERFORM

         If Tenant fails to pay any taxes, rates, insurance premium, charges or debts which it owes or has herein covenanted to pay, Landlord may pay the same and shall be entitled to charge the sums so paid to Tenant who shall pay them forthwith on demand, as additional rent and Landlord, in addition to any other rights, shall have the same remedies and may take the same steps for the recovery of all such sums as it might have and take for the recovery of rent in arrears under the terms of this Lease; all arrears of rent and any monies paid by Landlord hereunder shall bear interest at the rate of ..................% per annum from the time such arrears become due until paid to Landlord. Landlord may demand such sums from Tenant even before payment with interest at the rate charged by the Taxing Authority or other creditor in question.

9.       OTHER EXPENSES

         The Tenant shall pay for the maintenance and repair and reasonable replacement of the common washrooms, common corridors, common malls, common driveways, common heating and air-conditioning equipment and services and all other common equipment, common areas, and all common facilities and services available at the commencement of the term or added or provided at any time thereafter, (should such services, etc., be and to the extent that they are available).

         The Tenant shall furthermore pay its proportionate cost of the expense required to keep the exterior of the Lease Premised in good order and condition and to keep the sidewalks, curbs, lawns and grounds in and about the Leased Premises in good condition, clean and free of snow and ice.

10.      DEFAULT

         In case of any termination, or in case Tenant, in the absence of such termination, shall be dispossessed by or at the instance of Landlord in any lawful manner, whether by force or otherwise, rent for the then current month and for the three months next succeeding the date of such termination or dispossession shall immediately become due and payable (as accelerated rent) and this Lease shall immediately, at the option of the Landlord, become forfeited and terminated, and the Landlord may, without notice or any form of legal process, forthwith re-enter upon and take possession of the Lease Premises and remove the Tenant's effects

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therefrom, the whole without prejudice to and under reserve of all of the rights and recourses of the Landlord to claim any and all losses and damages sustained by the Landlord by reason of and arising from any default of the Tenant.

11.      SIGNS

         Landlord shall have the right at all times during the term of this Lease to place upon the Leased Premises a notice of reasonable dimensions and reasonably placed, so as not to interfere with the business of Tenant, stating that the Premises are for sale and for six (6)months prior to the termination of this Lease, Landlord shall have the right to place upon the Leased Premises a similar notice that the Leased Premises are for rent and Tenant will not remove such notice or knowingly permit same to be removed.

         Landlord shall have the right to exhibit the Leased Premises from time to time to any prospective lender or purchaser or Tenant of Landlord's rights hereunder at all reasonable hours.

         Tenant shall have the right from time to time during the term hereby granted to erect, paint, display, maintain, alter, change or remove advertising signs on interior of the walls of the Leased Premises.

         Any signs will be subject to the Landlord's approval in writing and installation if approved will be at the sole expense of the Tenant.

11.      INSPECTION AND REPAIR

         Landlord and its agents shall have the right, at all reasonable times during the term of this Lease to enter the Leased Premises to examine the condition thereof and to ascertain whether Tenant is performing its obligations hereunder, and Tenant shall make any repairs which Landlord deems necessary as a result of such examination. If Tenant fails to make any such repairs within thirty (30) days after notice from Landlord requesting Tenant so to do, provided that such repairs may reasonably be made within the said period, Landlord may, without prejudice to any other rights or remedies it may have, make such repairs and charge the cost thereof to Tenant. Nothing in this Clause shall be construed to obligate or require Landlord to make any repairs by Landlord shall have the right at any time to make any emergency repairs without notice to Tenant and charge the cost thereof to Tenant. Any costs chargeable to Tenant hereunder shall be payable forthwith on demand as

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additional rent and shall bear interest at the rate of twenty-four percent (24%)
per annum or two percent (2%) per month from the date on which the same were incurred until payment.

12.      PERMITS, ETC

         The Tenant shall obtain all necessary permits and licences required for the occupancy and carrying on of its business, the Landlord making no warranties whatsoever regarding zoning, permits and licences which may be required by the Tenant. should the Tenant fail to obtain any required permit and/or licence, it shall remain bound to perform its obligations under the present Lease.

13.      ACCESS

         The Landlord shall have the right of access to the Leased Premises to perform such work as it chooses to do upon the Lease Premises, the Tenant renouncing any claim to any indemnity or diminution of rent, provided the same is carried ut with reasonable diligence.

14.      OUTSIDE AREAS

         The Tenant shall not use any part of the exterior parking and loading areas or any other areas outside the Leased Premises for any purpose other than shipping or receiving in the areas designated by the Landlord for same.

15. The Tenant hereby confirms that it has requested that the present document be drafted in the English Language.

         Le Locataire confirme par les presentes qu'il a demande que le present document soit redige dans la langue anglaise.

Signed in the City of Montreal, on the ........... day of ...........1997.

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--------------------------
Roshaness Inc.





--------------------------
Klassco Div. Fibre Mobile


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